EXHIBIT 99.906CERT

     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the attached Report of ICON Funds (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.


By:    /s/ Craig T. Callahan
       ------------------------------------
       Craig T. Callahan
       President and Chief Executive Officer
       (Principal Executive Officer)

Date:  December 1, 2003


By:    /s/ Erik L. Jonson
       -------------------------------------
       Erik L. Jonson
       Vice President, Chief Financial Officer and Treasurer
       (Principal Financial Officer and Principal Accounting Officer)

This certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as a part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.